UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2013

P & F INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 14, 2013, the Board of Directors (the “Board”) of P&F Industries, Inc. (the “Registrant”) held a Board meeting (the “Board Meeting”), pursuant to which the Board amended Article III, Section 1 of the By-laws of the Registrant (as amended on September 12, 2012) (the “By-laws”). Pursuant to such amendment (the “Amendment”) which was effective immediately, the number of directors constituting the full Board remains at eight until the election of the director at the Registrant’s 2013 annual meeting of stockholders (the “2013 Annual Meeting”), at which time the number of directors constituting the full Board shall be reduced to six. The full text of the Amendment to the By-laws is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

At the Board Meeting, the Board also determined that Richard A. Horowitz will be nominated for re-election as director at the 2013 Annual Meeting as the sole member of the class of directors whose terms would expire at the Registrant’s 2016 annual meeting of stockholders. Accordingly, it is anticipated that neither Robert L. Dubofsky nor Alan I. Goldberg will continue to serve as directors following such meeting. Additionally, the Board, effective immediately, increased the size of its Corporate Governance and Nominating Committee (the “Committee”) from two members to three members and elected Richard P. Randall to serve as a member of the Committee, so that the Committee consists of Howard Brod Brownstein (Chairman), Robert L. Dubofsky and Richard P. Randall; provided, however, that upon the election of the director at the 2013 Annual Meeting, the size of the Committee shall decrease from three members to two members.

Item 8.01.	Other Events

Reference is made to Item 5.03 hereof, which is hereby incorporated herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amendment, effective January 14, 2013, to By-laws of the Registrant (as amended on September 12, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P & F INDUSTRIES, INC.

Date: January 16, 2013
	By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Vice President,
Chief Operating Officer and
Chief Financial Officer